As filed with the Securities and Exchange Commission on March 9, 2016.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SEMGROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	20-3533152
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Two Warren Place

6120 S. Yale Avenue, Suite 700

Tulsa, OK 74136-4216

(918) 524-8100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Carlin G. Conner

President and Chief Executive Officer

Two Warren Place

6120 S. Yale Avenue, Suite 700

Tulsa, OK 74136-4216

(918) 524-8100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

WITH COPIES TO:

Robert J. Melgaard, Esq.

Jason B. Coutant, Esq.

Conner & Winters, LLP

4000 One Williams Center

Tulsa, Oklahoma 74172

(918) 586-5711

(918) 586-8548 (Facsimile)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Senior Debt Securities
Subordinated Debt Securities
Class A Common Stock ($0.01 par value)
Warrants
Purchase Contracts
Units

(1)	An indeterminate aggregate initial offering price or principal amount or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices or upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for, such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) of the Securities Act the registrant is deferring payment of all of the registration fee.

SEMGROUP CORPORATION

Senior Debt Securities

Subordinated Debt Securities

Class A Common Stock

Warrants

Purchase Contracts

Units

By this prospectus, we may offer and sell from time to time: senior debt securities, subordinated debt securities, Class A common stock, warrants, purchase contracts or units.

This prospectus provides you with a general description of the securities that may be offered. Each time we offer securities under this prospectus, we will provide you with one or more supplements to this prospectus that will contain additional information about the specific offering. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements to this prospectus carefully before you invest in the securities.

Our Class A common stock is listed on the New York Stock Exchange under the symbol “SEMG.”

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution.

There are significant risks associated with an investment in our securities. You should read carefully the risks we describe in the accompanying prospectus supplement as well as the risk factors discussed in our periodic reports that we file with the Securities and Exchange Commission, for a better understanding of the risks and uncertainties that investors in our securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is March 9, 2016.

You should rely only on the information contained in or specifically incorporated by reference into this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information that is different. This prospectus and any prospectus supplement may only be used where it is legal to sell these securities. The information in this prospectus or any prospectus supplement or incorporated by reference into this prospectus or any prospectus supplement may only be accurate on the date of those documents.

Unless the context otherwise requires or as otherwise indicated, references in this prospectus to “SemGroup,” the “Company,” “we,” “us,” “our,” or similar terms refer to SemGroup® Corporation, its consolidated subsidiaries and its predecessors.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to the registration statement and the documents incorporated by reference in the registration statement contain the full text of the contracts and other important documents summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities that we may offer, you should review the full text of these documents. The registration statement can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus provides you with only a general description of the securities we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

SEMGROUP CORPORATION

Our Business

We provide gathering, transportation, storage, distribution, marketing and other midstream services primarily to producers, refiners of petroleum products and other market participants located in the Midwest and Rocky Mountain regions of the United States of America (the “U.S.”) and Canada. We, or our significant equity method investees, have an asset base consisting of pipelines, gathering systems, storage facilities, terminals, processing plants and other distribution assets located in North American production and supply areas, including the Gulf Coast, Midwest, Rocky Mountain and Western Canadian regions. We also maintain and operate storage, terminal and marine facilities at Milford Haven in the United Kingdom that enable customers to supply petroleum products to markets in the Atlantic Basin. We also operate a network of liquid asphalt cement terminals throughout Mexico. Our operations are conducted directly and indirectly through our primary operating segments.

Our Executive Offices

We are incorporated in Delaware and our executive offices are located at Two Warren Place, 6120 S. Yale Avenue, Suite 700, Tulsa Oklahoma 74136-4216, and our telephone number is (918) 524-8100. Information contained on our website http://www.semgroupcorp.com, is not, and you must not consider such information to be, a part of this prospectus.

CAUTIONARY NOTICE REGARDING

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents that we incorporate by reference herein or therein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical facts, included or incorporated by reference in this prospectus and any accompanying prospectus supplement regarding the prospects of our industry, our anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters, may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking words such as “may,” “will,” “expect,” “intend,” “estimate,” “foresee,” “project,” “anticipate,” “believe,” “plans,” “forecasts,” “continue” or “could” or the negative of these terms or variations of them or similar terms. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks, and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that could cause actual results to differ from those contemplated by our forward-looking statements include, but are not limited to, the following:

•	Our ability to generate sufficient cash flow from operations to enable us to pay our debt obligations and our current and expected dividends or to fund our other liquidity needs;

•	The ability of our subsidiary, Rose Rock Midstream, L.P., to generate sufficient cash flow from operations to provide the level of cash distributions we expect;

•	Any sustained reduction in demand for, or supply of, the petroleum products we gather, transport, process and store;

•	The effect of our debt level on our future financial and operating flexibility, including our ability to obtain additional capital on terms that are favorable to us;

•	Our ability to access the debt and equity markets, which will depend on general market conditions and the credit ratings for our debt obligations;

•	The loss of, or a material nonpayment or nonperformance by, any of our key customers;

•	The amount of cash distributions, capital requirements and performance of our investments and joint ventures;

•	The amount of collateral required to be posted from time to time in our purchase, sale or derivative transactions;

•	The impact of operational and developmental hazards and unforeseen interruptions;

•	Our ability to obtain new sources of supply of petroleum products;

•	Competition from other midstream energy companies;

•	Our ability to comply with the covenants contained in our credit agreements and the indentures governing our senior notes, including requirements under our credit agreements to maintain certain financial ratios;

•	Our ability to renew or replace expiring storage, transportation and related contracts;

•	The overall forward markets for crude oil, natural gas and natural gas liquids;

•	The possibility that the construction or acquisition of new assets may not result in the corresponding anticipated revenue increases;

•	Changes in currency exchange rates;

•	Weather and other natural phenomena, including climate conditions;

•	A cyber attack involving our information systems and related infrastructure, or that of our business associates;

•	The risks and uncertainties of doing business outside of the U.S., including political and economic instability and changes in local governmental laws, regulations and policies;

•	Costs of, or changes in, laws and regulations and our failure to comply with new or existing laws or regulations, particularly with regard to taxes, safety and protection of the environment;

•	The possibility that our hedging activities may result in losses or may have a negative impact on our financial results;

•	General economic, market and business conditions; and

•	The occurrence of the risk factors listed elsewhere or incorporated by reference in this prospectus or any accompanying prospectus supplement.

Consequently, all of the forward-looking statements made or incorporated by reference in this prospectus and any accompanying prospectus supplement are qualified by these cautionary statements and there can be no assurance that the actual results or developments we anticipate will be realized or, even if substantially realized, that they will have the consequences for, or effects on, our business or operations that we anticipate today. We assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

RATIO OF EARNINGS TO FIXED CHARGES

The table below shows our ratio of earnings to fixed charges for the periods indicated. For purposes of this computation, “earnings” include pre-tax income from continuing operations before adjustment for non-controlling interests in consolidated subsidiaries or income or loss from equity investees (including gain on issuance of common units by equity method investee), fixed charges, amortization of capitalized interest, distributed income of equity investees and our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges, less interest capitalized, preference security dividend requirements of consolidated subsidiaries and the minority interest in pre-tax income of subsidiaries that have not incurred fixed charges. “Fixed charges” include interest (whether expensed or capitalized), amortized premiums, discounts and capitalized expenses related to indebtedness, an estimate of the interest within rental expense and preference security dividend requirements of consolidated subsidiaries. No shares of preferred stock were outstanding during the periods indicated. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges for each such period in the table below.

	Years Ended December 31,
	2015	2014	2013	2012	2011
Ratio of earnings to fixed charges	2.4x	2.9x	2.5x	4.6x	1.4x

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities described in this prospectus for working capital and general corporate purposes, which may include:

•	repayment or refinancing of outstanding debt;

•	capital expenditures;

•	acquisitions;

•	investments; and

•	other business opportunities.

DESCRIPTION OF SENIOR DEBT SECURITIES

General

The following description applies to the senior debt securities offered by this prospectus. Unless otherwise indicated in the applicable prospectus supplement, the senior debt securities will be direct, unsecured obligations of SemGroup and will rank on a parity with all of our outstanding unsecured senior indebtedness. The senior debt securities may be issued in one or more series. The senior debt securities will be issued under an indenture between us and the trustee specified in the applicable prospectus supplement.

The statements under this caption are brief summaries of the provisions contained in the indenture, do not claim to be complete and are qualified in their entirety by reference to the indenture, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Whenever defined terms are used but not defined in this prospectus, those terms have the meanings given to them in the indenture.

The following describes the general terms and provisions of the senior debt securities to which any prospectus supplement may relate. The particular terms of any senior debt security and the extent, if any, to which these general provisions may apply to the senior debt securities will be described in the prospectus supplement relating to the senior debt securities.

The indenture does not limit the aggregate principal amount of senior debt securities which may be issued under it. Rather, the indenture provides that senior debt securities of any series may be issued under it up to the aggregate principal amount which we may authorize from time to time. Senior debt securities may be denominated in any currency or currency unit we designate. The indenture does not limit or otherwise restrict the amount of other debt which we may incur or the other securities which we may issue.

Senior debt securities of a series may be issuable in registered form without coupons, which we refer to as “registered securities,” or in the form of one or more global securities in registered form, which we refer to as “global securities.”

You must review the prospectus supplement for a description of the following terms, where applicable, of each series of senior debt securities for which this prospectus is being delivered:

•	the title of the senior debt securities;

•	the limit, if any, on the aggregate principal amount or aggregate initial public offering price of the senior debt securities;

•	the priority of payment of the senior debt securities;

•	the price or prices, which may be expressed as a percentage of the aggregate principal amount, at which the senior debt securities will be issued;

•	the date or dates on which the principal of the senior debt securities will be payable;

•	the interest rate or rates, which may be fixed or variable, for the senior debt securities, if any, or the method of determining the same;

•	the date or dates from which interest, if any, on the senior debt securities will accrue, the date or dates on which interest, if any, will be payable, the date or dates on which payment of interest, if any, will commence and the regular record dates for the interest payment dates;

•	the extent to which any of the senior debt securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent global senior debt security will be paid;

•	each office or agency where the senior debt securities may be presented for registration of transfer or exchange;

•	the place or places where the principal of and any premium and interest on the senior debt securities will be payable;

•	the date or dates, if any, after which the senior debt securities may be redeemed or purchased in whole or in part, (1) at our option or (2) mandatorily pursuant to any sinking, purchase or similar fund or (3) at the option of the holder, and the redemption or repayment price or prices;

•	the terms, if any, upon which the senior debt securities may be convertible into or exchanged for any other kind of our securities or indebtedness and the terms and conditions upon which the conversion or exchange would be made, including the initial conversion or exchange price or rate, the conversion period and any other additional provisions;

•	the authorized denomination or denominations for the senior debt securities;

•	the currency, currencies or units based on or related to currencies for which the senior debt securities may be purchased and the currency, currencies or currency units in which the principal of and any premium and interest on the senior debt securities may be payable;

•	any index used to determine the amount of payments of principal of and any premium and interest on the senior debt securities;

•	the payment of any additional amounts with respect to the senior debt securities;

•	whether any of the senior debt securities will be issued with original issue discount;

•	information with respect to book-entry procedures, if any;

•	any additional covenants or events of default not currently included in the indenture relating to the senior debt securities; and

•	any other terms of the senior debt securities not inconsistent with the provisions of the indenture.

If any of the senior debt securities are sold for one or more foreign currencies or foreign currency units or if the principal of or any premium or interest on any series of senior debt securities is payable in one or more foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to that issue of senior debt securities and those currencies or currency units will be described in the applicable prospectus supplement.

A judgment for money damages by courts in the U.S., including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. New York statutory law provides that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree.

Senior debt securities may be issued as original issue discount senior debt securities, which bear no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below their stated principal amount due at the stated maturity of the senior debt securities. There may be no periodic payments of interest on original issue discount securities. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder of the original issue discount security upon acceleration will be determined in accordance with the prospectus supplement, the terms of the security and the indenture, but will be an amount less than the amount payable at the maturity of the principal of the original issue discount security.

If the senior debt securities are issued with “original issue discount” within the meaning of the Internal Revenue Code of 1986, as amended, then a holder of those senior debt securities will be required under the Internal Revenue Code to include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of cash attributable to that income. Generally, the total amount of original issue discount on a senior debt security will be the excess of the stated redemption price at maturity of the security over the price at which the security is sold to the public. To the extent a holder of a senior debt security receives a payment (at the time of acceleration of maturity, for example) that represents payment of original issue discount already included by the holder in ordinary income or reflected in the holder’s tax basis in the security, that holder generally will not be required to include the payment in income. The specific terms of any senior debt securities that are issued with original issue discount and the application of the original discount rules under the Internal Revenue Code to those securities will be described in a prospectus supplement for those securities.

Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, senior debt securities will be issued only as registered securities. Senior debt securities issued as registered securities will not have interest coupons.

Registered securities (other than a global security) may be presented for transfer, with the form of transfer endorsed thereon duly executed, or exchanged for other senior debt securities of the same series at the office of the security registrar specified in the indenture. Transfer or exchange will be made without service charge, but we may require payment of any taxes or other governmental charges.

Book-Entry Senior Debt Securities

Senior debt securities of a series may be issued in whole or in part in the form of one or more global securities. Each global security will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or permanent form. Until exchanged in whole or in part for the individual securities which it represents, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor depositary or any nominee of the successor. The specific terms of the depositary arrangement for a series of senior debt securities will be described in the applicable prospectus supplement.

Payment and Paying Agents

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and any premium and interest on registered securities will be made at the office of such paying agent or paying agents as we may designate from time to time. In addition, at our option, payment of any interest may be made by:

•	check mailed to the address of the person entitled to the payment at the address in the applicable security register; or

•	wire transfer to an account maintained by the person entitled to the payment as specified in the applicable security register.

Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name the senior debt security is registered at the close of business on the regular record date for the payment.

Consolidation, Merger or Sale of Assets

The indenture relating to the senior debt securities provides that we may, without the consent of the holders of any of the senior debt securities outstanding under the indenture, consolidate with, merge into or transfer our assets substantially as an entirety to any person, provided that:

•	any successor assumes our obligations on the senior debt securities and under the indenture; and

•	after giving effect to the consolidation, merger or transfer, no event of default (as defined in the indenture) will have happened and be continuing.

Any consolidation, merger or transfer of assets substantially as an entirety, which meets the conditions described above, would not create an event of default which would entitle holders of the senior debt securities, or the trustee acting on their behalf, to take any of the actions described below under “—Events of Default, Waivers, Etc.”

Leveraged and Other Transactions

The indenture and the senior debt securities do not contain provisions which would protect holders of the senior debt securities in the event we engaged in a highly leveraged or other transaction which could adversely affect the holders of senior debt securities.

Modification of the Indenture

The indenture provides that, with the consent of the holders of a majority in aggregate principal amount of the outstanding senior debt securities of each affected series, modifications and alterations of the indenture may be made which affect the rights of the holders of the senior debt securities. However, no modification or alteration may be made without the consent of the holder of each senior debt security affected which would, among other things,

•	modify the terms of payment of principal of or any premium or interest on the senior debt securities; or

•	reduce the percentage in principal amount of outstanding senior debt securities required to modify or alter the indenture.

Events of Default, Waivers, Etc.

An “event of default” with respect to senior debt securities of any series is defined in the indenture to include:

(1)	default in the payment of principal of or any premium on any of the outstanding senior debt securities of that series when due;

(2)	default in the payment of interest on any of the outstanding senior debt securities of that series when due and continuance of such default for 30 days;

(3)	default in the performance of any of our other covenants in the indenture with respect to the senior debt securities of that series and continuance of such default for 60 days after written notice;

(4)	certain events of bankruptcy, insolvency or reorganization relating to us; and

(5)	any other event that may be specified in a prospectus supplement with respect to any series of senior debt securities.

If an event of default with respect to any series of outstanding senior debt securities occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of that series may declare the principal amount (or with respect to original issue discount securities, the portion of the principal amount as may be specified in the terms of that series) of all senior debt securities of that series to be immediately due and payable. At any time after such a declaration of acceleration and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding senior debt securities of any series may rescind and annul the declaration of acceleration and its consequences, but only if all events of default with respect to senior debt securities of such series have been remedied and all payments due, other than those due as a result of acceleration, have been made.

If an event of default occurs and is continuing, the trustee may, in its discretion, and at the written request to the trustee of holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of any series and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions set forth in the indenture will, proceed to protect the rights of the holders of all the senior debt securities of that series. Prior to acceleration of maturity of the outstanding senior debt securities of any series, the holders of not less than a majority in aggregate principal amount of the senior debt securities may, on behalf of all of the holders of the senior debt securities, waive any past default under the indenture except a default in the payment of principal of or any premium or interest on the senior debt securities of that series, a failure by us to convert any senior debt security into shares of our Class A common stock (to the extent such right is applicable) or in respect of a covenant or provision of the indenture which, pursuant to the indenture, cannot be waived without the consent of each holder of outstanding senior debt securities.

The indenture provides that upon the occurrence of an event of default specified in clauses (1) or (2) of the first paragraph in this subsection, we will, upon demand of the trustee, pay to it, for the benefit of the holders of any senior debt securities, the whole amount then due and payable on the affected senior debt securities for principal, premium, if any, and interest, if any. The indenture further provides that if we fail to pay such amount upon demand, the trustee may, among other things, institute a judicial proceeding for the collection of those amounts.

The indenture also provides that notwithstanding any of its other provisions, the holder of any senior debt security of any series will have the right to institute suit for the enforcement of any payment of principal of or any premium or interest on the senior debt securities when due and that such right will not be impaired without the consent of that holder.

We are required to file annually with the trustee a written statement of our officers as to the existence or non-existence of defaults under the indenture or the senior debt securities.

Satisfaction and Discharge

The indenture provides, among other things, that when all senior debt securities not previously delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable at their stated maturity within one year, we may deposit with the trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the senior debt securities not previously delivered to the trustee for cancellation. Those funds will include all principal, premium, if any, and interest, if any, to the date of the deposit or to the stated maturity, as applicable. Upon such deposit, the indenture will cease to be of further effect except as to our obligations to pay all other sums due under the indenture and to provide the officers’ certificates and opinions of counsel required under the indenture. At such time we will be deemed to have satisfied and discharged the indenture.

Governing Law

The indenture and the senior debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

Information concerning the trustee for a series of senior debt securities will be set forth in the prospectus supplement relating to that series of senior debt securities.

We may have normal banking relationships with the trustee in the ordinary course of business.

DESCRIPTION OF SUBORDINATED DEBT SECURITIES

General

The following description applies to the subordinated debt securities offered by this prospectus. Unless otherwise indicated in the applicable prospectus supplement, the subordinated debt securities will be unsecured, subordinated obligations of SemGroup. The subordinated debt securities may be issued in one or more series. The subordinated debt securities will be issued under an indenture between us and the trustee specified in the applicable prospectus supplement.

The statements under this caption are brief summaries of the provisions contained in the indenture, do not claim to be complete and are qualified in their entirety by reference to the indenture, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Whenever defined terms are used but not defined in this prospectus, those terms have the meanings given to them in the indenture.

The following describes the general terms and provisions of the subordinated debt securities to which any prospectus supplement may relate. The particular terms of any subordinated debt security and the extent, if any, to which these general provisions may apply to the subordinated debt securities will be described in the prospectus supplement relating to the subordinated debt securities.

The indenture does not limit the aggregate principal amount of subordinated debt securities which may be issued under it. Rather, the indenture provides that subordinated debt securities of any series may be issued under it up to the aggregate principal amount which we may authorize from time to time. Subordinated debt securities may be denominated in any currency or currency unit we designate. The indenture does not limit or otherwise restrict the amount of other debt which we may incur or the other securities which we may issue.

Subordinated debt securities of a series may be issuable in the form of registered securities or global securities.

You must review the prospectus supplement for a description of the following terms, where applicable, of each series of subordinated debt securities for which this prospectus is being delivered:

•	the title of the subordinated debt securities;

•	the limit, if any, on the aggregate principal amount or aggregate initial public offering price of the subordinated debt securities;

•	the priority of payment of the subordinated debt securities;

•	the price or prices, which may be expressed as a percentage of the aggregate principal amount, at which the subordinated debt securities will be issued;

•	the date or dates on which the principal of the subordinated debt securities will be payable;

•	the interest rate or rates, which may be fixed or variable, for the subordinated debt securities, if any, or the method of determining the same;

•	the date or dates from which interest, if any, on the subordinated debt securities will accrue, the date or dates on which interest, if any, will be payable, the date or dates on which payment of interest, if any, will commence and the regular record dates for the interest payment dates;

•	the extent to which any of the subordinated debt securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent global subordinated debt security will be paid;

•	each office or agency where the subordinated debt securities may be presented for registration of transfer or exchange;

•	the place or places where the principal of and any premium and interest on the subordinated debt securities will be payable;

•	the date or dates, if any, after which the subordinated debt securities may be redeemed or purchased in whole or in part, (1) at our option or (2) mandatorily pursuant to any sinking, purchase or similar fund or (3) at the option of the holder, and the redemption or repayment price or prices;

•	the terms, if any, upon which the subordinated debt securities may be convertible into or exchanged for any other kind of our securities or indebtedness and the terms and conditions upon which the conversion or exchange would be made, including the initial conversion or exchange price or rate, the conversion period and any other additional provisions;

•	the authorized denomination or denominations for the subordinated debt securities;

•	the currency, currencies or units based on or related to currencies for which the subordinated debt securities may be purchased and the currency, currencies or currency units in which the principal of and any premium and interest on the subordinated debt securities may be payable;

•	any index used to determine the amount of payments of principal of and any premium and interest on the subordinated debt securities;

•	the payment of any additional amounts with respect to the subordinated debt securities;

•	whether any of the subordinated debt securities will be issued with original issue discount;

•	information with respect to book-entry procedures, if any;

•	the terms of subordination;

•	any additional covenants or events of default not currently included in the indenture relating to the subordinated debt securities; and

•	any other terms of the subordinated debt securities not inconsistent with the provisions of the indenture.

If any of the subordinated debt securities are sold for one or more foreign currencies or foreign currency units or if the principal of or any premium or interest on any series of subordinated debt securities is payable in one or more foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to that issue of subordinated debt securities and those currencies or currency units will be described in the applicable prospectus supplement.

A judgment for money damages by courts in the U.S., including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. New York statutory law provides that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree.

Subordinated debt securities may be issued as original issue discount securities, to be sold at a substantial discount below their stated principal amount due at the stated maturity of the subordinated debt securities. There may be no periodic payments of interest on original issue discount securities. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder of the original issue discount security upon acceleration will be determined in accordance with the prospectus supplement, the terms of the security and the indenture, but will be an amount less than the amount payable at the maturity of the principal of the original issue discount security.

If the subordinated debt securities are issued with “original issue discount” within the meaning of the Internal Revenue Code of 1986, as amended, then a holder of those subordinated debt securities will be required under the Internal Revenue Code to include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of cash attributable to that income. Generally, the total amount of original issue discount on a subordinated debt security will be the excess of the stated redemption price at maturity of the security over the price at which the security is sold to the public. To the extent a holder of a subordinated debt security receives a payment (at the time of acceleration of maturity, for example) that represents payment of original issue discount already included by the holder in ordinary income or reflected in the holder’s tax basis in the security, that holder generally will not be required to include the payment in income. The specific terms of any subordinated debt securities that are issued with original issue discount and the application of the original discount rules under the Internal Revenue Code to those securities will be described in a prospectus supplement for those securities.

Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, subordinated debt securities will be issued only as registered securities. Subordinated debt securities issued as registered securities will not have interest coupons.

Registered securities (other than a global security) may be presented for transfer, with the form of transfer endorsed thereon duly executed, or exchanged for other subordinated debt securities of the same series at the office of the security registrar specified in the indenture. Transfer or exchange will be made without service charge, but we may require payment of any taxes or other governmental charges.

Book-Entry Subordinated Debt Securities

Subordinated debt securities of a series may be issued in whole or in part in the form of one or more global securities. Each global security will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or permanent form. Until exchanged in whole or in part for the individual securities which it represents, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor depositary or any nominee of the successor. The specific terms of the depositary arrangement for a series of subordinated debt securities will be described in the applicable prospectus supplement.

Payment and Paying Agents

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and any premium and interest on registered securities will be made at the office of such paying agent or paying agents as we may designate from time to time. In addition, at our option, payment of any interest may be made by:

•	check mailed to the address of the person entitled to the payment at the address in the applicable security register; or

•	wire transfer to an account maintained by the person entitled to the payment as specified in the applicable security register.

Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name the subordinated debt security is registered at the close of business on the regular record date for the payment.

Subordination

The subordinated debt securities will be subordinated and junior in right of payment to some of our other indebtedness (which may include senior indebtedness for money borrowed) to the extent described in the applicable prospectus supplement.

Consolidation, Merger or Sale of Assets

The indenture relating to the subordinated debt securities provides that we may, without the consent of the holders of any of the subordinated debt securities outstanding under the indenture, consolidate with, merge into or transfer our assets substantially as an entirety to any person, provided that:

•	any successor assumes our obligations on the subordinated debt securities and under the indenture; and

•	after giving effect to the consolidation, merger or transfer, no event of default (as defined in the indenture) will have happened and be continuing.

Any consolidation, merger or transfer of assets substantially as an entirety, which meets the conditions described above, would not create an event of default which would entitle holders of the subordinated debt securities, or the trustee acting on their behalf, to take any of the actions described below under “—Events of Default, Waivers, Etc.”

Leveraged and Other Transactions

The indenture and the subordinated debt securities do not contain provisions which would protect holders of the subordinated debt securities in the event we engaged in a highly leveraged or other transaction which could adversely affect the holders of subordinated debt securities.

Modification of the Indenture

The indenture provides that, with the consent of the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of each affected series, modifications and alterations of the indenture may be made which affect the rights of the holders of the subordinated debt securities. However, no modification or alteration may be made without the consent of the holder of each subordinated debt security affected which would, among other things,

•	modify the terms of payment of principal of or any premium or interest on the subordinated debt securities;

•	adversely modify the subordination terms of the subordinated debt securities; or

•	reduce the percentage in principal amount of outstanding subordinated debt securities required to modify or alter the indenture.

Events of Default, Waivers, Etc.

An “event of default” with respect to subordinated debt securities of any series is defined in the indenture to include:

(1)	default in the payment of principal of or any premium on any of the outstanding subordinated debt securities of that series when due;

(2)	default in the payment of interest on any of the outstanding subordinated debt securities of that series when due and continuance of such default for 30 days;

(3)	default in the performance of any of our other covenants in the indenture with respect to the subordinated debt securities of that series and continuance of such default for 60 days after written notice;

(4)	certain events of bankruptcy, insolvency or reorganization relating to us; and

(5)	any other event that may be specified in a prospectus supplement with respect to any series of subordinated debt securities.

If an event of default with respect to any series of outstanding subordinated debt securities occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding subordinated debt securities of that series may declare the principal amount (or with respect to original issue discount securities, the portion of the principal amount as may be specified in the terms of that series) of all subordinated debt securities of that series to be immediately due and payable. At any time after such a declaration of acceleration and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of any series may rescind and annul the declaration of acceleration and its consequences, but only if all events of default with respect to subordinated debt securities of such series have been remedied and all payments due, other than those due as a result of acceleration, have been made.

If an event of default occurs and is continuing, the trustee may, in its discretion, and at the written request to the trustee of holders of not less than 25% in aggregate principal amount of the outstanding subordinated debt securities of any series and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions set forth in the indenture will, proceed to protect the rights of the holders of all the subordinated debt securities of that series. Prior to acceleration of maturity of the outstanding subordinated debt securities of any series, the holders of not less than a majority in aggregate principal amount of the subordinated debt securities may, on behalf of all of the holders of the subordinated debt securities, waive any past default under the indenture except a default in the payment of principal of or any premium or interest on the subordinated debt securities of that series, a failure by us on request to convert any subordinated debt security into shares of our Class A common stock (to the extent such right is applicable) or in respect of a covenant or provision of the indenture which, pursuant to the indenture, cannot be waived without the consent of each holder of outstanding subordinated debt securities.

The indenture provides that upon the occurrence of an event of default specified in clauses (1) or (2) of the first paragraph in this subsection, we will, upon demand of the trustee, pay to it, for the benefit of the holders of any subordinated debt securities, the whole amount then due and payable on the affected subordinated debt securities for principal, premium, if any, and interest, if any. The indenture further provides that if we fail to pay such amount upon demand, the trustee may, among other things, institute a judicial proceeding for the collection of those amounts.

The indenture also provides that notwithstanding any of its other provisions, the holder of any subordinated debt security of any series will have the right to institute suit for the enforcement of any payment of principal of or any premium or interest on the subordinated debt securities when due and that such right will not be impaired without the consent of that holder.

We are required to file annually with the trustee a written statement of our officers as to the existence or non-existence of defaults under the indenture or the subordinated debt securities.

Satisfaction and Discharge

The indenture provides, among other things, that when all subordinated debt securities not previously delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable at their stated maturity within one year, we may deposit with the trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the subordinated debt securities not previously delivered to the trustee for cancellation. Those funds will include all principal, premium, if any, and interest, if any, to the date of the deposit or to the stated maturity, as applicable. Upon such deposit, the indenture will cease to be of further effect except as to our obligations to pay all other sums due under the indenture and to provide the officers’ certificates and opinions of counsel required under the indenture. At such time we will be deemed to have satisfied and discharged the indenture.

Governing Law

The indenture and the subordinated debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

Information concerning the trustee for a series of subordinated debt securities will be set forth in the prospectus supplement relating to that series of subordinated debt securities.

We may have normal banking relationships with the trustee in the ordinary course of business.

DESCRIPTION OF CAPITAL STOCK

General

We have the authority to issue 100,000,000 shares of common stock, which consist of 90,000,000 shares of Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), and 10,000,000 shares of

Class B Common Stock, par value $0.01 per share (the “Class B Common Stock,” together with the Class A Common Stock, the “Class A and Class B Common Stock”). We are registering Class A Common Stock hereunder. We are not registering Class B Common Stock hereunder.

Common Stock

As of March 4, 2016, 43,961,629 shares of our Class A Common Stock were issued and outstanding and no shares of our Class B Common Stock were issued and outstanding. All of the outstanding shares of our Class A Common Stock are fully paid and nonassessable.

The Class A Common Stock and the Class B Common Stock are identical in all respects, except that the Class B Common Stock is not eligible for trading on a national securities exchange or market system.

Voting Rights

Holders of shares of Class A and Class B Common Stock are entitled to one vote per share on each matter on which the holders of our common stock are entitled to vote, including the election of directors. Holders of Class A and Class B Common Stock vote together as a single class. Holders of Class A and Class B Common Stock do not have cumulative voting rights with respect to the election of directors, meaning that the holders of a majority of the shares voting for the election of directors can elect all of the directors standing for election.

Dividend and Liquidation Rights

The holders of Class A and Class B Common Stock are entitled to receive ratably such dividends as may be declared by our Board of Directors from funds legally available. The terms of our current credit facility, however, restrict, to some extent, the payment of cash dividends on our common stock. In the event of a liquidation, dissolution, distribution of assets or other winding up of our company, the holders of the Class A and Class B Common Stock are entitled to share equally and ratably, share for share, in all assets remaining for distribution to stockholders.

Redemption and Preemptive Rights

Holders of Class A and Class B Common Stock have no redemption or preemptive rights.

Conversion Rights of Class B Common Stock

Each share of Class B Common Stock is convertible at any time at the option of the holder thereof into one share of Class A Common Stock. We will reserve and keep available out of our authorized but unissued Class A Common Stock at least the number of shares of Class A Common Stock that would become issuable upon the conversion of all shares of Class B Common Stock at any time outstanding.

Anti-Takeover Provisions

Provisions of the General Corporation Law of the State of Delaware (the “DGCL”) and of our amended and restated certificate of incorporation and bylaws may delay, defer, make more difficult or prevent a change of control of our company.

Delaware Business Combination Statute

Section 203 of the DGCL, in general, prohibits a “business combination” between a corporation and an “interested stockholder” within three years of the time the stockholder became an interested stockholder, unless:

•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans; or

•	at or subsequent to such time, the business combination is approved by the board of directors and authorized at a stockholders’ meeting by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who owns, individually or with or through other persons, 15% or more of the corporation’s outstanding voting stock.

The restrictions of Section 203 of the DGCL do not apply to corporations that have elected, in the manner provided therein, to “opt out” of Section 203 of the DGCL or, with certain exceptions, that do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders. We have not elected to “opt out” of Section 203 of the DGCL and, accordingly, we are subject to Section 203 of the DGCL. Our Board of Directors could rely on this provision of the DGCL to prevent or delay an acquisition of us.

Certificate of Incorporation and Bylaws

Issuance of Common Stock. The authorized but unissued shares of our common stock are available for future issuance without stockholder approval, unless required by our amended and restated certificate of incorporation or bylaws, by the rules of the NYSE (on which our Class A Common Stock is listed), or by applicable law. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock could also render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Advance Notice Procedures. Our bylaws provide that proposals and director nominations made by a stockholder to be voted upon at any annual meeting or special meeting of stockholders may be taken only if such proposal or director nomination is “properly brought” before such meeting. In order for any matter to be considered “properly brought” before an annual meeting or a special meeting, a stockholder must comply with certain requirements regarding advance notice to the company. The advance notice provisions could have the effect of delaying, until the next stockholders meeting, stockholder actions which are favored by the holders of a majority of our outstanding voting stock.

Special Meetings of Stockholders. Stockholders do not have the right to call special meetings of stockholders. Only the Chairman of our Board of Directors or our Chief Executive Officer, upon the request of a majority of the Board of Directors, may call a special meeting of stockholders. The only business that may be conducted at a special meeting of stockholders is the business properly brought before the meeting pursuant to our notice of meeting. This provision will make it more difficult for stockholders to take action opposed by the Board of Directors.

Transfer Agent

The transfer agent and registrar for our common stock is Computershare.

DESCRIPTION OF WARRANTS

Offered Warrants

We may issue warrants that are debt warrants or equity warrants. We may offer warrants separately or together with one or more additional warrants or debt or equity securities or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date.

Debt Warrants

We may issue, together with debt securities or separately, warrants for the purchase of debt securities on terms to be determined at the time of sale.

Equity Warrants

We may also issue, together with equity securities or separately, warrants to purchase, including warrant spreads, shares of our Class A Common Stock on terms to be determined at the time of sale.

General Terms of Warrants

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants and warrant spreads:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency with which the warrants may be purchased;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any debt security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, determination agents or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the terms of the securities issuable upon exercise of the warrants;

•	the antidilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	the exercise price and procedures for exercise of the warrants;

•	the terms of any warrant spread and the market price of our common stock which will trigger our obligation to issue shares of our common stock in settlement of a warrant spread;

•	whether the warrants are to be sold separately or with other securities as part of units; and

•	any other terms of the warrants.

Significant Provisions of the Warrant Agreements

We will issue the warrants under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent, in one or more series, which will be described in the prospectus supplement for the warrants. The following summaries of significant provisions of the warrant agreements and the warrants are not intended to be comprehensive, and holders of warrants should review the detailed description of the relevant warrant agreement included in any prospectus supplement.

Modifications Without Consent of Warrantholders

We and the warrant agent may amend the terms of the warrants and the warrant certificates without the consent of the holders to:

•	cure any ambiguity;

•	cure, correct or supplement any defective or inconsistent provision; or

•	amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

Enforceability of Rights of Warrantholders

The warrant agents will act solely as our agents in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. Any holder of warrant certificates and any beneficial owner of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise the warrants evidenced by the warrant certificates in the manner provided for in that series of warrants or pursuant to the applicable warrant agreement. No holder of any warrant certificate or beneficial owner of any warrants will be entitled to any of the rights of a holder of the debt securities or any other warrant property, if any, purchasable upon exercise of the warrants, including, without limitation, the right to receive the payments on those debt securities or other warrant property or to enforce any of the covenants or rights in the relevant indenture or any other similar agreement.

Registration and Transfer of Warrants

Subject to the terms of the applicable warrant agreement, warrants in registered, definitive form may be presented for exchange and for registration of transfer at the corporate trust office of the warrant agent for that series of warrants, or at any other office indicated in the prospectus supplement relating to that series of warrants, without service charge. However, the holder will be required to pay any taxes and other governmental charges as described in the warrant agreement. The transfer or exchange will be effected only if the warrant agent for the series of warrants is satisfied with the documents of title and identity of the person making the request.

New York Law to Govern

The warrants and each warrant agreement will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities or a specified number of shares of Class A Common Stock or any of the other securities that we may sell under this prospectus (or a range of principal amount or number of shares pursuant to a predetermined formula) at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner and in some circumstances we may deliver newly issued prepaid purchase contracts, often referred to as “prepaid securities,” upon release to a holder of any collateral securing such holder’s obligations under the original purchase contract.

The applicable prospectus supplement will describe the terms of any purchase contracts or purchase units and, if applicable, such other securities or obligations. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements, relating to the purchase contracts.

DESCRIPTION OF UNITS

We may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of Class A Common Stock or any combination of such securities. The applicable prospectus supplement will describe:

•	the terms of the units and of the purchase contracts, warrants, debt securities and/or Class A Common Stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

From time to time, we may sell the securities offered by this prospectus:

•	through underwriters or dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement. Any underwriter, dealer or agent may be deemed to be an “underwriter” within the meaning of the Securities Act.

The applicable prospectus supplement relating to the securities will set forth:

•	their offering terms, including the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the net proceeds we may receive from the sale;

•	any underwriting discounts, fees, commissions and other items constituting compensation to underwriters, dealers or agents;

•	any initial public offering price;

•	any discounts, commissions or concessions allowed or reallowed or paid by underwriters or dealers to other dealers; and

•	any securities exchanges on which the securities may be listed.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions,

•	at a fixed price or prices which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters or dealers to purchase the offered securities will be subject to certain conditions precedent, and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments which they may be required to make. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Each class or series of securities will be a new issue of securities with no established trading market, other than our Class A Common Stock, which is listed on the New York Stock Exchange. We may elect to list any other class or series of securities on any exchange, but are not obligated to do so. Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Conner & Winters, LLP, Tulsa, Oklahoma. Certain other legal matters will be passed upon for us by Conner & Winters, LLP, Tulsa, Oklahoma, and for the underwriters, dealers, or agents, if any, by their own legal counsel. As of the date of this prospectus, attorneys at Conner & Winters, LLP owned 45,942 shares of our common stock and 8,891 common units of Rose Rock Midstream, L.P. (“Rose Rock”). Rose Rock’s common units trade on the New York Stock Exchange under the symbol RRMS. We own the 2% general partner interest and a 55.1% limited partner interest in Rose Rock.

EXPERTS

The consolidated financial statements of SemGroup Corporation as of December 31, 2015 and 2014 and for each of the three years in the period ended December 31, 2015 and the effectiveness of internal control over financial reporting as of December 31, 2015 incorporated by reference in this prospectus have been so incorporated by reference in reliance upon the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The financial statements of White Cliffs Pipeline, L.L.C. as of December 31, 2015, and 2014 and for each of the three years in the period ended December 31, 2015 incorporated by reference in this prospectus have been so incorporated in reliance upon the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference.

The consolidated financial statements of NGL Energy Partners LP and subsidiaries as of March 31, 2015 and 2014 and for each of the three years in the period ended March 31, 2015, included in the Amended Annual Report of SemGroup Corporation on Form 10-K/A for the year ended December 31, 2014, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments, supplements, schedules and exhibits to the registration statement, referred to as the registration statement) that we have filed with the SEC under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not contain all the information which is in the registration statement. Certain parts of the registration statement are omitted as allowed by the rules and regulations of the SEC. We refer you to the registration statement for further information about our company and the securities offered by this prospectus. Statements contained in this prospectus concerning the provisions of documents are not necessarily complete, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy the registration statement and the reports and other information we file with the SEC at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website which provides online access to reports, proxy and information statements and other information regarding companies that file electronically with the SEC at the address http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means we can disclose important business and financial information about us to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information included directly in this prospectus and any prospectus supplement. We incorporate by reference the documents listed below that we previously filed with the SEC (SEC File No. 1-34736) and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of such filings that are furnished rather than filed under applicable SEC rules) prior to the completion of the offering covered by this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on February 26, 2016;

•	Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on June 1, 2015;

•	Our Current Reports on Form 8-K filed on February 10, 2016 and February 29, 2016; and

•	The description of our common stock contained in Amendment No. 4 to the Registration Statement on Form 10 filed on October 29, 2010, including any subsequent amendment or report filed for the purpose of updating such description.

These filings have not been included in or delivered with this prospectus. We will provide to each person, including any beneficial owner to whom this prospectus is delivered, a copy of any or all information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You can access these documents on our website at http://www.semgroupcorp.com or you may request a copy of these filings at no cost, by writing or telephoning us at the following address:

SemGroup Corporation

Two Warren Place

6120 S. Yale Avenue, Suite 700

Tulsa, Oklahoma 74136-4216

Attention: Investor Relations

(918) 524-8100

Except as otherwise specifically incorporated by reference in this prospectus, information contained in, or accessible through, our website is not a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table describes the estimated fees and expenses payable by the registrant in connection with the issuance and distribution of the securities:

SEC registration fee	$	*
Legal fees and expenses		†
Accounting fees and expenses		†
Printing and shipping expenses		†
Trustee’s and transfer agent’s fees and expenses		†
Miscellaneous		†

Total	$	†

*	The registration fee is deferred in accordance with Rules 456(b) and 457(r) of the Securities Act.
†	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Section 145 of the DGCL grants us the authority to indemnify each of our directors and officers against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by a director or officer that is made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal or otherwise), by reason of the fact that such director or officer is or was a director, officer, employee or agent of ours or by reason of the fact that such director or officer, at our request, is or was serving at any other corporation or other entity, in any capacity, if such director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful; provided, that in the case of an action, suit or proceeding against a director or officer that is brought by us or in our right, we may indemnify such director or officer only in respect of expenses (including attorneys’ fees) actually and reasonably incurred by such director or officer; provided further, that no such indemnity for expenses may be made with respect to any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to us unless, and only to the extent that, either the Delaware Court of Chancery or the court in which the action, suit or proceeding against such director or officer was brought shall determine upon application that, despite the adjudication of liability to us but in view of all the circumstances of the case, such director or officer is nevertheless fairly and reasonably entitled to indemnity from us for such expenses in an amount deemed proper by such court.

Unless ordered by a court, the determination of whether a then sitting director or officer has met the applicable standard for indemnity, i.e., that the director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful, shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by our stockholders.

Section 145 of the DGCL also authorizes us to advance expenses (including attorneys’ fees) incurred by a director or officer in defending any action, suit or proceeding against the director or officer prior to a determination of whether the director or officer is actually entitled to indemnity and to purchase insurance for the benefit of a director or officer against any liability that may be incurred by reason of the fact that the insured was or is a director or officer, regardless of whether the liability insured could have legally been indemnified by us.

Pursuant to the authority granted us by Section 145 of the DGCL, we have provided in our amended and restated certificate of incorporation and bylaws for the indemnification of and advancement of expenses to our directors to the fullest extent authorized or permitted by law as from time to time in effect; provided, however, we are required to indemnify, or advance expenses to, any such director in connection with an action, suit, claim or proceeding initiated by such director only if the initiation of such action, suit, claim or proceeding has been authorized or ratified by our Board of Directors. Our bylaws provide that we may, to the extent authorized by our Board of Directors, grant rights of indemnification and the advancement of expenses (including attorney’s fees) to our officers. Our Board of Directors has authorized indemnification of, and advancement of expenses to, our officers serving as such on or after December 1, 2009. The rights authorized by our Board of Directors for the indemnification of, and advancement of expenses to, our officers serving as such on or after December 1, 2009 are the same rights that have been afforded our directors pursuant to our amended and restated certificate of incorporation and bylaws.

The employment agreement among us, SemManagement, L.L.C., our wholly owned subsidiary, Rose Rock Midstream GP, LLC, and Carlin G. Conner, our President and Chief Executive Officer, provides Mr. Conner with indemnification and advancement of expenses (including attorney’s fees) to the maximum extent permitted by our amended and restated certificate of incorporation and bylaws, including, if applicable, any directors and officers insurance policies, provided such indemnification shall be on terms no less favorable than provided to any of our other executive officers or directors. Pursuant to the employment agreement, we have also agreed to maintain commercially reasonable directors’ and officers’ insurance covering Mr. Conner in such amount and pursuant to such terms as is typical and customary for companies of similar size and nature to us.

We have also purchased a policy of insurance for the benefit of our directors and officers that provides standard liability coverage.

As permitted by Section 102 of the DGCL, our amended and restated certificate of incorporation provides that each of our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director; provided, that a director shall be liable for any breach of such director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for liability under Section 174 of the DGCL (involving certain unlawful dividends or stock repurchases), or for any transaction from which such director derived an improper personal benefit.

Item 16. Exhibits.

The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3, including those incorporated by reference herein.

Exhibit Number	Description

1**	Form of Underwriting Agreement.

2.1	Fourth Amended Joint Plan of Affiliated Debtors filed with the United States Bankruptcy Court for the District of Delaware on October 27, 2009 (filed as Exhibit 2.1 to our registration statement on Form 10, File No. 001-34736 (the “Form 10”), and incorporated herein by reference).

2.2	Contribution Agreement dated August 31, 2011, among SemStream, L.P., a wholly-owned subsidiary of SemGroup Corporation, NGL Supply Terminal Company LLC, NGL Energy Partners LP and NGL Energy Holdings LLC (filed as Exhibit 2.1 to our current report on Form 8-K dated November 1, 2011, filed November 4, 2011, and incorporated herein by reference).

Exhibit Number	Description

2.3	Second Amended and Restated Limited Liability Company Agreement of NGL Energy Holdings LLC (filed as Exhibit 2.2 to our current report on Form 8-K dated November 1, 2011, filed November 4, 2011, and incorporated herein by reference).

2.4	First Amended and Restated Registration Rights Agreement dated October 3, 2011, among NGL Energy Partners LP, Hicks Oil & Hicksgas, Incorporated, NGL Holdings, Inc., Krim2010, LLC, Infrastructure Capital Management, LLC, Atkinson Investors, LLC, Stanley A. Bugh, Robert R. Foster, Brian K. Pauling, Stanley D. Perry, Stephen D. Tuttle, Craig S. Jones, Daniel Post, Mark McGinty, Sharra Straight, David Eastin, AO Energy, Inc., E. Osterman, Inc., E. Osterman Gas Service, Inc., E. Osterman Propane, Inc., Milford Propane, Inc., Osterman Propane, Inc., Propane Gas, Inc., and Saveway Propane Gas Service, Inc. (filed as Exhibit 2.3 to our current report on Form 8-K dated November 1, 2011, filed November 4, 2011, and incorporated herein by reference).

2.5	Amendment No. 1 and Joinder to First Amended and Restated Registration Rights Agreement dated November 1, 2011, between NGL Energy Holdings LLC and SemStream, L.P. (filed as Exhibit 2.4 to our current report on Form 8-K dated November 1, 2011, filed November 4, 2011, and incorporated herein by reference).

2.6	Contribution Agreement, dated as of June 23, 2014, by and among SemGroup Corporation, Rose Rock Midstream Holdings, LLC, Rose Rock Midstream GP, LLC, Rose Rock Midstream, L.P. and Rose Rock Midstream Operating, LLC (filed as Exhibit 2.1 to our current report on Form 8-K dated June 23, 2014, filed June 23, 2014, and incorporated herein by reference).

2.7	Amended and Restated Contribution Agreement dated as of February 13, 2015, by and among SemGroup Corporation, Rose Rock Midstream Holdings, LLC, SemDevelopment, L.L.C., Rose Rock Midstream GP, LLC, Rose Rock Midstream, L.P. and Rose Rock Midstream Operating, LLC (filed as Exhibit 2.1 to Rose Rock Midstream, L.P.’s current report on Form 8-K/A dated February 13, 2015, filed March 25, 2015, and incorporated herein by reference).

4.1	Amended and Restated Certificate of Incorporation, dated as of November 30, 2009, of SemGroup Corporation (filed as Exhibit 3.1 to the Form 10, and incorporated herein by reference).

4.2	Amended and Restated Bylaws, dated as of October 28, 2011, of SemGroup Corporation (filed as Exhibit 3.1 to our current report on Form 8-K dated October 28, 2011, filed October 28, 2011, and incorporated herein by reference).

4.3	Form of stock certificate for our Class A Common Stock, par value $0.01 per share (filed as Exhibit 4.1 to the Form 10, and incorporated herein by reference).

4.4	Form of stock certificate for our Class B Common Stock, par value $0.01 per share (filed as Exhibit 4.2 to the Form 10, and incorporated herein by reference).

4.5	Form of Indenture (Senior Debt Securities) (filed as Exhibit 4.7 to our Registration Statement on Form S-3, Registration No. 333-185649, and incorporated herein by reference).

4.6**	Form of Senior Debt Security.

4.7	Form of Indenture (Subordinated Debt Securities) (filed as Exhibit 4.9 to our Registration Statement on Form S-3, Registration No. 333-185649, and incorporated herein by reference).

4.8**	Form of Subordinated Debt Security.

4.9**	Form of Warrant Agreement.

4.10**	Form of Warrant Certificate (included in Exhibit 4.9).

4.11**	Form of Purchase Contract.

Exhibit Number	Description

4.12**	Form of Purchase Contract Certificate (included in Exhibit 4.11).

4.13	Indenture (and form of 7.50% Senior Note due 2021 attached at Exhibit A thereto), dated as of June 14, 2013, by and among SemGroup Corporation, certain of its wholly-owned subsidiaries, as guarantors, and Wilmington Trust, National Association, as trustee (filed as Exhibit 4.1 to our current report on Form 8-K dated June 14, 2013, filed June 20, 2013, and incorporated herein by reference).

4.14	Indenture (and form of 5.625% Senior Note due 2022 attached at Exhibit A thereto), dated as of July 2, 2014, by and among Rose Rock Midstream, L.P., Rose Rock Finance Corporation, the Guarantors party thereto and Wilmington Trust, National Association, as trustee (filed as Exhibit 4.1 to Rose Rock Midstream, L.P.‘s current report on Form 8-K dated June 27, 2014, filed July 2, 2014, and incorporated herein by reference).

4.15	Indenture (and form of 5.625% Senior Note due 2023 attached at Exhibit A thereto), dated as of May 14, 2015, by and among Rose Rock Midstream, L.P., Rose Rock Finance Corporation, the Guarantors party thereto and Wilmington Trust, National Association, as trustee (filed as Exhibit 4.1 to Rose Rock Midstream, L.P.‘s current report on Form 8-K dated May 14, 2015, filed May 18, 2015, and incorporated herein by reference).

5*	Opinion of Conner & Winters, LLP, regarding the legality of the securities.

8**	Opinion of Conner & Winters, LLP, regarding certain federal tax matters.

12*	Statements Regarding Computation of Ratios.

23.1*	Consent of BDO USA, LLP.

23.2*	Consent of Grant Thornton LLP.

23.3*	Consent of Conner & Winters, LLP (included in Exhibit 5).

24*	Powers of Attorney (included on the signature pages to this Registration Statement).

25.1**	Statement of Eligibility and Qualification of Trustee on Form T-1 of Trustee (Senior Debt Securities).

25.2**	Statement of Eligibility and Qualification of Trustee on Form T-1 of Trustee (Subordinated Debt Securities).

*	Included herewith.
**	To be filed by amendment or as an exhibit to a Current Report on Form 8-K in connection with a specific offering, or in the case of an Exhibit 25 Form T-1, as a 305B2 filing.

Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(j) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)2 of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on the 9th day of March, 2016.

SEMGROUP CORPORATION

By:	/s/ Robert N. Fitzgerald
Robert N. Fitzgerald
Senior Vice President and Chief Financial Officer

Each of the undersigned officers and directors of SemGroup Corporation, a Delaware corporation, whose signature appears below hereby constitutes and appoints Carlin G. Conner, Robert N. Fitzgerald and Candice L. Cheeseman, and each of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ John F. Chlebowski John F. Chlebowski	Director and Chairman of the Board	March 9, 2016

/s/ Carlin G. Conner Carlin G. Conner	Director, Chief Executive Officer and President (Principal Executive Officer)	March 9, 2016

/s/ Robert N. Fitzgerald Robert N. Fitzgerald	Chief Financial Officer and Senior Vice President (Principal Financial Officer)	March 9, 2016

/s/ Paul F. Largess Paul F. Largess	Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	March 9, 2016

/s/ Ronald A. Ballschmiede Ronald A. Ballschmiede	Director	March 9, 2016

/s/ Sarah M. Barpoulis Sarah M. Barpoulis	Director	March 9, 2016

/s/ Karl F. Kurz Karl F. Kurz	Director	March 9, 2016

Signature	Title	Date

/s/ James H. Lytal James H. Lytal	Director	March 9, 2016

/s/ Thomas R. McDaniel Thomas R. McDaniel	Director	March 9, 2016

INDEX TO EXHIBITS

Exhibit Number	Description

1**	Form of Underwriting Agreement.

2.1	Fourth Amended Joint Plan of Affiliated Debtors filed with the United States Bankruptcy Court for the District of Delaware on October 27, 2009 (filed as Exhibit 2.1 to our registration statement on Form 10, File No. 001-34736 (the “Form 10”), and incorporated herein by reference).

2.2	Contribution Agreement dated August 31, 2011, among SemStream, L.P., a wholly-owned subsidiary of SemGroup Corporation, NGL Supply Terminal Company LLC, NGL Energy Partners LP and NGL Energy Holdings LLC (filed as Exhibit 2.1 to our current report on Form 8-K dated November 1, 2011, filed November 4, 2011, and incorporated herein by reference).

2.3	Second Amended and Restated Limited Liability Company Agreement of NGL Energy Holdings LLC (filed as Exhibit 2.2 to our current report on Form 8-K dated November 1, 2011, filed November 4, 2011, and incorporated herein by reference).

2.4	First Amended and Restated Registration Rights Agreement dated October 3, 2011, among NGL Energy Partners LP, Hicks Oil & Hicksgas, Incorporated, NGL Holdings, Inc., Krim2010, LLC, Infrastructure Capital Management, LLC, Atkinson Investors, LLC, Stanley A. Bugh, Robert R. Foster, Brian K. Pauling, Stanley D. Perry, Stephen D. Tuttle, Craig S. Jones, Daniel Post, Mark McGinty, Sharra Straight, David Eastin, AO Energy, Inc., E. Osterman, Inc., E. Osterman Gas Service, Inc., E. Osterman Propane, Inc., Milford Propane, Inc., Osterman Propane, Inc., Propane Gas, Inc., and Saveway Propane Gas Service, Inc. (filed as Exhibit 2.3 to our current report on Form 8-K dated November 1, 2011, filed November 4, 2011, and incorporated herein by reference).

2.5	Amendment No. 1 and Joinder to First Amended and Restated Registration Rights Agreement dated November 1, 2011, between NGL Energy Holdings LLC and SemStream, L.P. (filed as Exhibit 2.4 to our current report on Form 8-K dated November 1, 2011, filed November 4, 2011, and incorporated herein by reference).

2.6	Contribution Agreement, dated as of June 23, 2014, by and among SemGroup Corporation, Rose Rock Midstream Holdings, LLC, Rose Rock Midstream GP, LLC, Rose Rock Midstream, L.P. and Rose Rock Midstream Operating, LLC (filed as Exhibit 2.1 to our current report on Form 8-K dated June 23, 2014, filed June 23, 2014, and incorporated herein by reference).

2.7	Amended and Restated Contribution Agreement dated as of February 13, 2015, by and among SemGroup Corporation, Rose Rock Midstream Holdings, LLC, SemDevelopment, L.L.C., Rose Rock Midstream GP, LLC, Rose Rock Midstream, L.P. and Rose Rock Midstream Operating, LLC (filed as Exhibit 2.1 to Rose Rock Midstream, L.P.’s current report on Form 8-K/A dated February 13, 2015, filed March 25, 2015, and incorporated herein by reference).

4.1	Amended and Restated Certificate of Incorporation, dated as of November 30, 2009, of SemGroup Corporation (filed as Exhibit 3.1 to the Form 10, and incorporated herein by reference).

4.2	Amended and Restated Bylaws, dated as of October 28, 2011, of SemGroup Corporation (filed as Exhibit 3.1 to our current report on Form 8-K dated October 28, 2011, filed October 28, 2011, and incorporated herein by reference).

4.3	Form of stock certificate for our Class A Common Stock, par value $0.01 per share (filed as Exhibit 4.1 to the Form 10, and incorporated herein by reference).

4.4	Form of stock certificate for our Class B Common Stock, par value $0.01 per share (filed as Exhibit 4.2 to the Form 10, and incorporated herein by reference).

4.5	Form of Indenture (Senior Debt Securities) (filed as Exhibit 4.7 to our Registration Statement on Form S-3, Registration No. 333-185649, and incorporated herein by reference).

4.6**	Form of Senior Debt Security.

Exhibit Number	Description

4.7	Form of Indenture (Subordinated Debt Securities) (filed as Exhibit 4.9 to our Registration Statement on Form S-3, Registration No. 333-185649, and incorporated herein by reference).

4.8**	Form of Subordinated Debt Security.

4.9**	Form of Warrant Agreement.

4.10**	Form of Warrant Certificate (included in Exhibit 4.9).

4.11**	Form of Purchase Contract.

4.12**	Form of Purchase Contract Certificate (included in Exhibit 4.11).

4.13	Indenture (and form of 7.50% Senior Note due 2021 attached at Exhibit A thereto), dated as of June 14, 2013, by and among SemGroup Corporation, certain of its wholly-owned subsidiaries, as guarantors, and Wilmington Trust, National Association, as trustee (filed as Exhibit 4.1 to our current report on Form 8-K dated June 14, 2013, filed June 20, 2013, and incorporated herein by reference).

4.14	Indenture (and form of 5.625% Senior Note due 2022 attached at Exhibit A thereto), dated as of July 2, 2014, by and among Rose Rock Midstream, L.P., Rose Rock Finance Corporation, the Guarantors party thereto and Wilmington Trust, National Association, as trustee (filed as Exhibit 4.1 to Rose Rock Midstream, L.P.’s current report on Form 8-K dated June 27, 2014, filed July 2, 2014, and incorporated herein by reference).

4.15	Indenture (and form of 5.625% Senior Note due 2023 attached at Exhibit A thereto), dated as of May 14, 2015, by and among Rose Rock Midstream, L.P., Rose Rock Finance Corporation, the Guarantors party thereto and Wilmington Trust, National Association, as trustee (filed as Exhibit 4.1 to Rose Rock Midstream, L.P.‘s current report on Form 8-K dated May 14, 2015, filed May 18, 2015, and incorporated herein by reference).

5*	Opinion of Conner & Winters, LLP, regarding the legality of the securities.

8**	Opinion of Conner & Winters, LLP, regarding certain federal tax matters.

12*	Statements Regarding Computation of Ratios.

23.1*	Consent of BDO USA, LLP.

23.2*	Consent of Grant Thornton LLP.

23.3*	Consent of Conner & Winters, LLP (included in Exhibit 5).

24*	Powers of Attorney (included on the signature pages to this Registration Statement).

25.1**	Statement of Eligibility and Qualification of Trustee on Form T-1 of Trustee (Senior Debt Securities).

25.2**	Statement of Eligibility and Qualification of Trustee on Form T-1 of Trustee (Subordinated Debt Securities).

*	Included herewith.
**	To be filed by amendment or as an exhibit to a Current Report on Form 8-K in connection with a specific offering, or in the case of an Exhibit 25 Form T-1, as a 305B2 filing.